DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 The following description is a summary of the terms of the capital stock of TWFG, Inc. (“we,” “us,” “our,” and “our company”) as contained in our Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) and our Amended and Restated By-Laws (the “by-laws”), and does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and to our by-laws, which are filed as exhibits 3.1 and 3.2, respectively, to our Annual Report on Form 10-K, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Our authorized capital stock consists of 300,000,000 shares of Class A common stock, par value $0.01 per share, 100,000,000 shares of non-economic Class B common stock, par value $0.00001 per share, 100,000,000 shares of non-economic Class C common stock, par value $0.00001 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. Common stock Class A common stock Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our Class A common stock do not have cumulative voting rights in the election of directors. Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution. All outstanding shares of our Class A common stock are fully paid and non-assessable. The Class A common stock is not subject to further calls or assessments by us. The rights powers and privileges of our Class A common stock is subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future. Class B common stock Each share of non-economic Class B common stock entitles its holder to one vote per share on all matters submitted to a vote of our stockholders. If at any time the ratio at which the nonvoting common interests of TWFG Holding Company, LLC (the “LLC Units”) are redeemable or exchangeable for shares of our Class A common stock changes from one-for-one, the number of votes to which non-economic Class B common stockholders are entitled will be adjusted accordingly. The holders of our non-economic Class B common stock do not have cumulative voting rights in the election of directors. Except for certain permitted transfers, including transfers to us or to certain other permitted transferees or transfers approved by TWFG, Inc. as the sole managing member of TWFG Holding Company, LLC, Bunch Family Holdings, LLC (“Bundh Holdings”), RenaissanceRe Ventures U.S. LLC, and GHC Woodlands Holdings LLC (each, a “Pre-IPO LLC Member” and, collectively, the “Pre-IPO LLC Members”) are not permitted to sell, transfer or otherwise dispose of any LLC Units or shares of non-economic Class B common stock or non-economic Class C common stock. Holders of shares of our non-economic Class B common stock vote together with holders of our Class A common stock and non-economic Class C common stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law.

Holders of our non-economic Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of TWFG, Inc. Class C common stock Each share of non-economic Class C common stock initially entitles its holder to ten votes per share on all matters submitted to a vote of our stockholders. The high/low vote structure of the non-economic Class C common stock will terminate and each share of non-economic Class C common stock will be entitled to one vote per share automatically (i) 12 months following the death or disability of Richard F. (“Gordy”) Bunch III or (ii) upon the first trading day on or after such date that the outstanding shares of non-economic Class C common stock represent less than 10% of the then-outstanding Class A, non-economic Class B and non-economic Class C common stock, which, in either instance, may be extended to 18 months upon affirmative approval of a majority of the independent directors. Future transfers of LLC Units by the holder of non-economic Class C common stock will result in the corresponding shares of non-economic Class C common stock converting into shares of non-economic Class B common stock, subject to limited exceptions, including transfers to Richard F. (“Gordy”) Bunch III, his family members or affiliates of Bunch Holdings or that are effected for estate planning purposes. For purposes of calculating the Substantial Ownership Requirement and the Majority Ownership Requirement (each as defined below), shares of non-economic Class C common stock held by Bunch Holdings include shares held by the Class C Permitted Holders (as defined in our certificate of incorporation). If at any time the ratio at which LLC Units are redeemable or exchangeable for shares of our Class A common stock changes from one-for-one, the number of votes to which non-economic Class C common stockholders are entitled will be adjusted accordingly. Except for transfers to us pursuant to the Third Amended and Restated LLC Agreement of TWFG Holding Company, LLC (the “TWFG LLC Agreement”) or to certain permitted transferees, Bunch Holdings is not permitted to sell, transfer or otherwise dispose of any LLC Units or shares of non-economic Class C common stock. Holders of shares of our non-economic Class C common stock vote together with holders of our Class A common stock and non-economic Class B common stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law. Holders of our non-economic Class C common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of TWFG, Inc. Preferred stock No shares of preferred stock are currently issued or outstanding. Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by holders of our Class A, non-economic Class B, or non-economic Class C common stock. Our board of directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation: • the designation of the series; • the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized share of the class) or decrease (but not below the number of shares then outstanding); • whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series; • the dates at which dividends, if any, will be payable; • the redemption rights and price or prices, if any, for shares of the series;

• the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series; • the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company; • whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made; • restrictions on the issuance of shares of the same series or of any other class or series; and • the voting rights, if any, of the holders of the series. We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium over the market price of the shares of common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock. Authorized but unissued capital stock Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq Global Select Market (“Nasdaq”), which apply so long as the shares of Class A common stock remain listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Class A common stock (we believe the position of Nasdaq is that the calculation in this latter case treats as outstanding shares of Class A common stock issuable upon redemption or exchange of outstanding LLC Units not held by TWFG, Inc.). These additional shares of Class A common stock may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices. Dividends The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend is subject to the discretion of our board of directors.

Stockholder meetings Our certificate of incorporation and our by-laws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. Our by-laws provide that special meetings of the stockholders may be called only by or at the direction of the board of directors, the chairman of our board, the vice chairman of our board or the chief executive officer. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast. Redemption and exchange Under the TWFG LLC Agreement, the Pre-IPO LLC Members have the right (subject to the terms of the TWFG LLC Agreement) to require TWFG Holding Company, LLC to redeem all or a portion of the LLC Units held by such Pre-IPO LLC Member for, at our election, newly-issued shares of Class A common stock on a one-for-one basis or a cash payment equal to the volume weighted average market price of one share of our Class A common stock for each LLC Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications) in accordance with the terms of the TWFG LLC Agreement. Additionally, in the event of a redemption request by a Pre-IPO LLC Member, we may, at our option, effect a direct exchange of cash or Class A common stock for LLC Units in lieu of such a redemption. Shares of non-economic Class B common stock and non- economic Class C common stock will be cancelled on a one-for-one basis if we, at the election of a Pre-IPO LLC Member, redeem or exchange LLC Units of such Pre-IPO LLC Member pursuant to the terms of the TWFG LLC Agreement. Other provisions The Class A common stock, non-economic Class B common stock, or non-economic Class C common stock do not have any preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock, non- economic Class B common stock, or non-economic Class C common stock. At such time when no LLC Units remain redeemable or exchangeable for shares of our Class A common stock, our non-economic Class B common stock and non-economic Class C common stock will be cancelled. Corporate opportunity Our certificate of incorporation provides that, to the fullest extent permitted by law, the doctrine of “corporate opportunity” only applies against our directors and officers and their respective affiliates for competing activities related to insurance brokerage activities. Certain certificate of incorporation, by-laws and statutory provisions The provisions of our certificate of incorporation and by-laws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A common stock. Forum selection Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, or as otherwise required by law, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) is the sole and exclusive forum for any state court action for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of ours or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our by-laws, (iv) any action or proceeding to interpret, apply, enforce or determine the validity of our certificate of incorporation or our by-laws (including any right, obligation, or remedy thereunder), (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery, or (vi) any action asserting a claim governed by the internal affairs doctrine. This provision does not apply to any claim (A) as to which such Delaware Court determines that there is an indispensable party not subject to the jurisdiction of such Delaware Court (and the indispensable party does not consent to the personal jurisdiction of such Delaware Court within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Courts, (C) for which the Delaware Courts do not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended (the “Securities Act”), as to which the federal district courts for the United States of America have exclusive jurisdiction to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum. In addition this provision does not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. Although we believe that these provisions benefit us by providing increased consistency in the application of Delaware law or the Securities Act, as applicable, for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Alternatively, if a court were to find any of the forum selection provisions contained in our certificate of incorporation to be inapplicable or unenforceable, we may incur additional costs associated with having to litigate such action in other jurisdictions, which could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects and result in a diversion of the time and resources of our employees, management and board of directors. Anti-takeover effects of our certificate of incorporation and by-laws Our certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors. These provisions include: No cumulative voting. Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors are able to elect all our directors. Election and removal of directors. Our certificate of incorporation provides that our board shall consist of not less than three nor more than eleven directors. Our certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any vacancies on our board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Our certificate of incorporation provides that, for so long as Bunch Holdings and the Class C Permitted Holders, collectively, hold at least 10% of the voting power of the outstanding shares of our common stock (such threshold, the “Substantial Ownership Requirement”), Bunch Holdings and the Class C Permitted Holders may designate a majority of the nominees for election to our board of directors, including the nominee to serve as Chairman of our board of directors. In addition, our certificate of incorporation provides that, following the time when Bunch Holdings and the Class C Permitted Holders, collectively, no longer hold at least a majority of the voting power of the outstanding shares of our common stock (such threshold, the “Majority Ownership Requirement”), and subject to obtaining any required stockholder votes, directors may only be removed for cause and by the affirmative vote of holders of 75% of the total voting power of our outstanding shares of common stock, voting together as a single class. This requirement of a super-majority vote to remove directors for cause could enable a minority of our stockholders to exercise veto power over any such removal. Prior to such time, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the total voting power of our outstanding shares of common stock. Springing classified board. Initially and for so long as the Majority Ownership Requirement is met, our board of directors will not be classified, and each of our directors will be subject to re-election annually. Following the time when the Majority Ownership Requirement is no longer met, our board of directors will be divided into three classes of directors, with each class as equal in number as possible, serving staggered three-year terms. Action by written consent; special meetings of stockholders. Our certificate of incorporation provides that, following the time that the Majority Ownership Requirement is no longer met, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and by-laws also provide that, subject to any special rights of the holders as required by law, special meetings of the stockholders can only be called by a written resolution adopted by a majority of the total number of directors that the board of directors would have if there were no vacancies, or by the chairman or vice chairman of the board of directors or, until the time that the Majority Ownership Requirement is no longer met, at the request of holders of a majority of the total voting power of our outstanding shares of common stock, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting. Advance notice procedures. Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the by-laws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company. Super-majority approval requirements. The DGCL generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless either a corporation’s certificate of incorporation or by- laws require a greater percentage. Our certificate of incorporation and by-laws provide that, following the time that the Majority Ownership Requirement is no longer met, the affirmative vote of holders of 75% of the total voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal specified provisions, including those relating to actions by written consent of stockholders, calling of special meetings of stockholders, business combinations and amendment of our certificate of incorporation and by-laws. This requirement of a super-majority vote to approve amendments to our certificate of incorporation and by-laws could enable a minority of our stockholders to exercise veto power over any such amendments. Authorized but unissued shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of Nasdaq. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. Business combinations with interested stockholders. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. We have expressly elected not to be governed by the “business combination” provisions of Section 203 of the DGCL, until after the Majority Ownership Requirement is no longer met. At that time, such election shall be automatically withdrawn and we will thereafter be governed by the “business combination” provisions of Section 203 of the DGCL.

Directors’ liability; indemnification of directors and officers Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL and provides that we will provide them with customary indemnification. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf. Transfer agent and registrar Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Its address is 1 State Street, 30th Floor, New York NY 10004, and its telephone number is 212-509-4000. Listing Our Class A common stock is listed on the Nasdaq Global Market under the symbol “TWFG.”